UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2005
___________________
ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Odyssey HealthCare, Inc. (the “Company”) approved the acceleration, in full, of the vesting of unvested stock options having an exercise price of $20.00 or greater granted under the Company’s 2001 Equity-Based Compensation Plan, as amended (the “Plan”), that are held by current employees and executive officers of the Company. Stock option awards granted from May 27, 2003 through February 26, 2004 with respect to approximately 492,061 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), including stock options with respect to approximately 382,500 shares of Common Stock that are held by executive officers of the Company, are subject to this accelerated vesting which is effective as of December 8, 2005. Except as described herein, the terms of these stock options remain unchanged. The Committee also imposed a holding period that will require all officers of the Company who are subject to reporting under Section 16 of the Securities Exchange Act of 1934 to refrain from selling shares of Common Stock acquired upon the exercise of these stock options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the stock option’s original vesting terms or, if earlier, the officer’s last day of employment with the Company.
     As of December 8, 2005 these stock options had per share exercise prices equal to or in excess of the closing price of $19.48 per share of Common Stock as quoted on The Nasdaq National Market, and, accordingly, were “underwater.” The Company believes that, absent accelerated vesting, these underwater stock options do not serve to incentivize or retain employees. The Company expects that the accelerated vesting of these stock options will have a positive effect on employee morale, retention and perception of stock option value. The accelerated vesting will also eliminate the future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to these options once the Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment”, issued by the Financial Accounting Standards Board, becomes effective for reporting periods beginning after January 1, 2006. The future expense that will be eliminated as a result of the accelerated vesting of these stock options is approximately $5.9 million, or $3.6 million net of tax (of which approximately $3.8 million, or $2.3 million net of tax, is attributable to options held by executive officers of the Company). This will be reflected in a pro forma footnote disclosure to the financial statements for the year ended December 31, 2005.
     The form of notice to option holders regarding the accelerated vesting of these stock options is attached as Exhibit 10.1 hereto and its terms are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Form of Notice to Optionholders regarding Acceleration of Vesting of “Underwater” Stock Options.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: December 13, 2005	By:	/s/ Douglas B. Cannon

Douglas B. Cannon
Senior Vice President and Chief Financial Officer